[Letterhead of UHY Vocation HK CPA Limited, Independent Registered Public Accounting Firm]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment no. 1 to the Form F-3 of China Gerui Advanced Materials Group Limited of our report dated April 30, 2010 with respect to the consolidated balance sheets of China Gerui Advanced Materials Group Limited as of December 31, 2009 and 2008 and related consolidated statements of income and changes in stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008, which report expresses an unqualified opinion, appearing in the Annual Report on Form 20-F of China Gerui Advanced Materials Group Limited for the year ended December 31, 2009.  We also hereby consent to the references to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ UHY VOCATION HK CPA Limited
UHY VOCATION HK CPA Limited
Hong Kong, People’s Republic of China
December 21, 2010.